                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 1, 1998
                                                         ----------------

                          COMMISSION FILE NUMBER 0-7570


   DELAWARE               CANANDAIGUA BRANDS, INC.                 16-0716709
                               AND ITS SUBSIDIARIES:
   NEW YORK               BATAVIA WINE CELLARS, INC.               16-1222994
   NEW YORK               CANANDAIGUA WINE COMPANY, INC.           16-1462887
   NEW YORK               CANANDAIGUA EUROPE LIMITED               16-1195581
   ENGLAND AND WALES      CANANDAIGUA LIMITED                          ---
   NEW YORK               POLYPHENOLICS, INC.                      16-1546354
   NEW YORK               ROBERTS TRADING CORP.                    16-0865491
   DELAWARE               BARTON INCORPORATED                      36-3500366
   DELAWARE               BARTON BRANDS, LTD.                      36-3185921
   MARYLAND               BARTON BEERS, LTD.                       36-2855879
   CONNECTICUT            BARTON BRANDS OF CALIFORNIA, INC.        06-1048198
   GEORGIA                BARTON BRANDS OF GEORGIA, INC.           58-1215938
   NEW YORK               BARTON DISTILLERS IMPORT CORP.           13-1794441
   DELAWARE               BARTON FINANCIAL CORPORATION             51-0311795
   WISCONSIN              STEVENS POINT BEVERAGE CO.               39-0638900
   ILLINOIS               MONARCH IMPORT COMPANY                   36-3539106
   GEORGIA                THE VIKING DISTILLERY, INC.              58-2183528
(State or other          (Exact name of registrant as           (I.R.S. Employer
 jurisdiction of          specified in its charter)              Identification
 incorporation or                                                No.)
 organization)


            300 WillowBrook Office Park, Fairport, New York   14450
            -----------------------------------------------   -----
                (Address of principal executive offices)   (Zip Code)


        Registrant's telephone number, including area code (716) 393-4130
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          (1) The Matthew Clark plc Balance Sheets, as of 30 April 1998 and 1997, and the related Consolidated Profit and Loss Accounts and Consolidated Cash Flow Statements for each of the three years in the period ended 30 April 1998, and the report of KPMG Audit Plc, independent auditor, thereon, together with the notes thereto, are located at pages 3 through 27 of this Report.

          (2) The Matthew Clark plc Balance Sheets (unaudited), as of October 31, 1998 and 1997 and the related Consolidated Profit and Loss Accounts (unaudited) and Consolidated Cash Flow Statements (unaudited) for the six month periods ended October 31, 1998 and 1997, together with the notes thereto, are located at pages 28 through 34 of this Report.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          The pro forma condensed combined balance sheet (unaudited) as of November 30, 1998, the pro forma combined statement of income (unaudited) for the year ended February 28, 1998, the pro forma combined statement of income (unaudited) for the nine months ended November 30, 1998, and the notes thereto, and the pro forma combined statement of income (unaudited) for the twelve months ended November 30, 1998, and the notes thereto are located at pages 35 through 43 of this Report.

     (c)  EXHIBITS.

          See Index to Exhibits.

                               MATTHEW CLARK plc

                              FINANCIAL STATEMENTS
                FOR THE YEARS ENDED 30 APRIL 1998, 1997 AND 1996
                       WITH INDEPENDENT AUDITOR'S REPORT

                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors and Shareholders
Matthew Clark plc


We have audited the accompanying consolidated balance sheets of Matthew Clark plc and its subsidiaries at 30 April 1998 and 1997, and the related consolidated profit and loss accounts and cash flow statements for each of the years in the three-year period ended 30 April 1998. These consolidated financial statements are the responsibility of the management of Matthew Clark plc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom which are substantially equivalent to generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Matthew Clark plc and its subsidiaries at 30 April 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended 30 April 1998, in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States would have affected net profit for the two years ended 30 April 1998 and shareholders' equity at 30 April 1998 and 1997, to the extent summarised in Note 26 to the consolidated financial statements.


/s/ KPMG Audit Plc
Chartered Accountants
Registered Auditor
London, England
30 November 1998

                                MATTHEW CLARK plc

                                 BALANCE SHEETS
                              (in (pound) millions)


                                                               30 APRIL
                                                          ------------------
                                                NOTE       1998      1997(1)
                                                ----      -----      -------

Fixed assets
    Intangible assets.......................     12         9.7         9.7
    Tangible assets.........................     13        97.1        98.6
                                                          -----       -----
                                                          106.8       108.3
                                                          -----       -----
Current assets
    Stocks..................................     14        44.6        49.3
    Debtors.................................     15       115.7       123.7
    Cash at bank and in hand................               17.3         5.8
                                                          -----       -----
                                                          177.6       178.8
                                                          -----       -----
Creditors: amounts falling due within
  one year
    Trade and other creditors...............     16      (105.2)     (116.3)
    Proposed dividend.......................     10        (7.1)      (13.3)
    Bank loans and overdrafts...............                 -        (56.4)
                                                          -----       -----
                                                         (112.3)     (186.0)
                                                          -----       -----
Net current assets/(liabilities)
    Amounts due within one year.............               44.4       (29.6)
    Debtors due after more than one year....     15        20.9        22.4
                                                          -----       -----
                                                           65.3        (7.2)
                                                          -----       -----
Total assets less current liabilities.......              172.1       101.1
Creditors: amounts falling due after
  more than one year........................     17       (61.2)       (1.9)
Provisions for liabilities and charges......     18       (15.5)      (17.6)
                                                          -----       -----
    Net assets..............................      2        95.4        81.6
                                                          =====       =====
Capital and reserves
    Called up share capital.................     19        22.1        22.1
    Share premium account...................     21       105.5       105.5
    Capital redemption reserve..............     21         0.1         0.1
    Profit and loss account.................     21       (32.3)      (46.1)
                                                          -----       -----
Equity shareholders' funds..................     22        95.4        81.6
                                                          =====       =====

(1)  As restated Note 1 (Goodwill)

                                MATTHEW CLARK plc

                      CONSOLIDATED PROFIT AND LOSS ACCOUNTS
                 (in (pound) millions, except per share amounts)


                                                            FOR THE YEARS
                                           NOTE             ENDED 30 APRIL
                                           ----    -----------------------------
                                                    1998        1997     1996(1)
                                                   ------      ------    -------

Turnover..................................   2      553.1       570.7     450.9
Operating costs...........................   3     (516.0)     (525.6)   (429.4)
                                                   ------      ------    ------
Operating profit..........................   4       37.1        45.1      21.5
Profit/(loss) on fixed asset sales........   7        3.7         0.4      (2.0)
                                                   ------      ------    ------
Profit before interest and tax............   2       40.8        45.5      19.5
Interest receivable.......................            0.1         0.2       0.4
Interest payable and similar charges......   8       (5.1)       (5.1)     (2.7)
                                                   ------      ------    ------
Profit on ordinary activities before tax..   2       35.8        40.6      17.2
Tax on profit on ordinary activities......   9      (10.5)      (12.4)     (5.0)
                                                   ------      ------    ------
Profit on ordinary activities after tax...           25.3        28.2      12.2
Equity minority interests.................             -           -       (0.1)
Dividends.................................  10      (11.5)      (21.2)    (21.2)
                                                   ------      ------    ------
Retained profit/(loss) for the year.......  21       13.8         7.0      (9.1)
                                                   ======      ======    ======
Earnings per share........................  11       28.6p       31.9p     18.4p
                                                   ======      ======    ======

(1) Includes exceptional items for reorganisation as a result of integration of acquisitions (Note 4). Pre-exceptional items, profit attributable to ordinary shareholders was (pound)29.3m and earnings per share was 44.4p.

There are no recognised gains or losses in any year other than the profit/(loss) for the year.

The results above derive from continuing activities.

                                MATTHEW CLARK plc

                        CONSOLIDATED CASH FLOW STATEMENTS
                              (in (pound) millions)


                                                             FOR THE YEARS
                                               NOTE          ENDED 30 APRIL
                                               ----   -------------------------
                                                       1998      1997      1996
                                                      -----     -----     -----

Cash inflow from operating activities.......    25     49.8      52.3      29.1
                                                      -----     -----     -----
Returns on investments and servicing of
  finance
    Interest received.......................            0.1       0.2       0.5
    Interest paid...........................           (6.1)     (5.0)     (2.7)
    Interest element of finance lease
      rental payments.......................           (0.1)     (0.1)       -
                                                      -----     -----     -----
                                                       (6.1)     (4.9)     (2.2)
                                                      -----     -----     -----
    Taxation paid...........................           (7.5)     (7.0)     (3.5)
                                                      -----     -----     -----
Capital expenditure
    Purchase of tangible fixed assets.......          (31.6)    (21.3)    (18.4)
    Receipts from sale of fixed assets......           22.2       2.6       2.4
                                                      -----     -----     -----
                                                       (9.4)    (18.7)    (16.0)
                                                      -----     -----     -----
    Acquisitions............................           (0.8)      0.3     (32.5)
                                                      -----     -----     -----
    Dividends paid..........................          (17.7)    (21.2)    (13.9)
                                                      -----     -----     -----
Cash inflow/(outflow) before financing......            8.3       0.8     (39.0)
                                                      -----     -----     -----
Financing
    Drawdown of committed loan..............           25.0      10.0      10.0
    Repayment of other loan.................             -         -       (1.0)
    Issue of ordinary share capital.........             -        0.6       0.2
    Capital element of finance lease
      payments..............................           (0.4)     (0.2)     (0.8)
                                                      -----     -----     -----
                                                       24.6      10.4       8.4
                                                      -----     -----     -----
Increase/(decrease) in cash in the period...           32.9      11.2     (30.6)
                                                      =====     =====     =====
Reconciliation of net cashflow to movement
  in net debt
    Increase/(decrease) in cash in period...           32.9      11.2     (30.6)
    Cash inflow from increase in debt and
      lease financing.......................          (25.6)     (9.8)     (8.2)
                                                      -----     -----     -----
    Change in net debt resulting from
      cashflows.............................            7.3       1.4     (38.8)
    Loans and finance leases acquired with
      subsidiary............................             -         -       (0.1)
                                                      -----     -----     -----
    Movement in net debt in the period......            7.3       1.4     (38.9)
    Net debt at the start of the period.....          (51.2)    (52.6)    (13.7)
                                                      -----     -----     -----
    Net debt at the end of the period.......          (43.9)    (51.2)    (52.6)
                                                      =====     =====     =====
Analysis of net debt
    Cash at bank and in hand................           17.3       5.8       4.6
    Bank loans and overdrafts...............          (60.0)    (56.4)    (56.4)
    Finance lease obligations...............           (1.2)     (0.6)     (0.8)
                                                      -----     -----     -----
                                                      (43.9)    (51.2)    (52.6)
                                                      =====     =====     =====

                                MATTHEW CLARK plc

                              NOTES TO THE ACCOUNTS


NOTE 1.  ACCOUNTING POLICIES

     The accounts have been prepared under the historical cost convention, using the following accounting policies, which have been applied consistently except as noted below under 'Goodwill', and in compliance with applicable accounting standards including Financial Reporting Standard 10.

     BASIS OF CONSOLIDATION--
     The Group accounts consist of a consolidation of the accounts of the Company with those of its subsidiary undertakings. All accounts are drawn up to 30 April. The acquisition method of accounting has been adopted. Under this method, the results of acquired subsidiaries and other businesses are included in the consolidated profit and loss account from the date when control passes.

     GOODWILL--
     During the year Financial Reporting Standard 10 'Goodwill and intangible assets' was issued and is mandatory for periods ending on or after 23 December 1998. The Group has chosen to adopt the requirements of this standard early. The Group's policy for acquisitions which occurred prior to the issue of the standard is that purchased goodwill, being the excess of the fair value of consideration paid or payable over the fair value of the identifiable net assets acquired, has been taken directly to reserves. On subsequent disposal, goodwill previously taken direct to reserves is included in determining the profit or loss on disposal. Previously, such goodwill was presented separately within reserves as a 'goodwill write off reserve'. This is not permitted by the
Standard and, accordingly, goodwill has been taken to merger reserve to the extent available ((pound)309.5m) and the balance ((pound)52.8m) taken to the profit and loss account reserve. The comparatives have been restated accordingly.

     TURNOVER--
     Turnover consists of the value of goods and services supplied to customers outside the Group, including duty and excluding VAT.

     DEPRECIATION--
     Depreciation of fixed assets is provided on the original cost of the Group or its acquired businesses at rates calculated to write down the assets to their estimated residual values on a straight line basis over the total expected economic lives of the assets. The principal periods used are:

          Freehold buildings.......................    50 years
          Leasehold buildings......................    Length of lease
          Plant and machinery......................    8 to 25 years
          Computer equipment.......................    3 to 5 years
          Motor vehicles...........................    4 to 7 years

     Assets in the course of construction are not depreciated. They are transferred to the relevant fixed asset category when they become operational. Freehold land is not depreciated.

     STOCKS--
     Stocks have been valued at the lower of cost (including Customs and Excise Duty where incurred), determined on a first in first out basis, and net realisable value. In the case of beverages produced by the Group, cost includes direct materials and labour together with appropriate overheads incurred in bringing the product to its present location and condition.

     DEFERRED TAX--
     Deferred tax is provided using the liability method in respect of the tax effect of all timing differences to the extent that it is probable that liabilities or assets will crystallise in the future.

     FOREIGN  CURRENCY--
     Receipts and payments of foreign currency are recorded at actual rates obtained. Foreign currency balances at the year end are translated at the rate ruling at that date. All exchange differences are dealt with through the profit and loss account.

     BRAND VALUATION--
     The cost of acquired brands is capitalised as an intangible asset at the time of acquisition. No annual amortisation is provided on these assets but the directors assess the value of the brands each year and any permanent diminution in value is written off to the profit and loss account.

     LEASES--
     Where the Group enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a 'finance lease'. The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated over its estimated useful economic life or the term of the lease, whichever is shorter. Future instalments under such leases, net of finance charges, are included within creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account, and the capital element which reduces the outstanding obligation for future instalments. All other rentals relating to assets held under operating leases are charged to the profit and loss account on a straight line basis over the period of the lease.

     PENSION  COSTS--
     Pension costs for the Group's defined benefit pension schemes are charged against profits so as to spread the cost of pensions over the employees' expected working lives within the Group.

NOTE 2.   SEGMENTAL INFORMATION

     All turnover and profit originates in the UK. There are no material sales to customers outside the UK.

                                                        BRANDED DRINKS               WHOLESALE                    GROUP
                                                   ------------------------   -----------------------    ------------------------
                                                    1998     1997     1996     1998     1997     1996     1998     1997     1996
                                                   ------   ------   ------   -----    -----    -----    ------   ------   ------
(in (pound) millions)
Turnover:
  Total........................................    343.5    367.0    297.0    225.2    215.1    162.5    568.7    582.1    459.5
  Less intersegmental sales....................    (15.6)   (11.4)    (8.6)      -        -        -     (15.6)   (11.4)    (8.6)
                                                   -----    -----    -----    -----    -----    -----    -----    -----    -----
  Sales to third parties.......................    327.9    355.6    288.4    225.2    215.1    162.5    553.1    570.7    450.9
                                                   =====    =====    =====    =====    =====    =====    =====    =====    =====

Operating profit...............................     28.7     38.1     41.2      8.4      7.0      2.7     37.1     45.1     21.5
Profit on fixed asset disposals................      3.7       -       0.7       -       0.4       -       3.7      0.4     (2.0)
                                                   -----    -----    -----    -----    -----    -----    -----    -----    -----
Profit before interest and tax.................     32.4     38.1     41.9      8.4      7.4      2.7     40.8     45.5     19.5
Net interest payable...........................                                                           (5.0)    (4.9)    (2.3)
                                                                                                         -----    -----    -----
Profit before tax..............................                                                           35.8     40.6     17.2
                                                                                                         =====    =====    =====
Net assets:
  Segment net assets...........................    120.3    116.7              20.6     27.0             140.9    143.7
  Unallocated net liabilities..................                                                          (45.5)   (62.1)
                                                                                                         -----    -----
  Total net assets.............................                                                           95.4     81.6
                                                                                                         =====    =====

Unallocated assets and liabilities consist of:
  Cash at bank and in hand.....................                                                           17.3      5.8
  Pension prepayment...........................                                                           19.0     19.1
  Dividends payable............................                                                           (7.1)   (13.3)
  Finance lease liabilities and deferred                                                                  (2.8)    (2.9)
    consideration..............................
  Loans and overdrafts.........................                                                          (60.0)   (56.4)
  Provisions...................................                                                          (11.9)   (14.4)
                                                                                                         -----    -----
                                                                                                         (45.5)   (62.1)
                                                                                                         =====    =====

                                     - 10 -

NOTE 3.  OPERATING COSTS

                                              NOTE     1998     1997     1996
                                              ----    -----    -----    -----
(in (pound) millions)
Change in stocks of finished goods and
  work in progress..........................            7.5     11.7     (1.6)
Raw materials, consummables and other
  external charges (incl. duty).............          466.2    474.6    387.6
Staff costs.................................    6      32.8     30.9     37.3
Depreciation and amounts written off
  fixed asset investments...................   13       9.8      8.7      6.4
Royalties from overseas.....................           (0.3)    (0.3)    (0.3)
                                                      -----    -----    -----
                                                      516.0    525.6    429.4
                                                      =====    =====    =====


NOTE 4.   OPERATING PROFIT

                                                             1998   1997   1996
                                                             ----   ----   ----
(in (pound) millions)
Operating profit is stated after charging/(crediting):
Operating lease charges:
    Plant and machinery..................................     0.4    0.4    0.5
    Other................................................     1.7    1.4    1.6
Auditors' remuneration for audit services................     0.2    0.3    0.3
Loss on disposal of fixed assets.........................     3.6    2.9    0.7
Release of amounts charged as exceptional costs in
  prior years no longer required.........................    (1.2)    -      -
Exceptional write down of wine dispense equipment with
  customers..............................................     1.0     -      -


     Amounts payable to the auditors and their associates for non audit services were (pound)0.1m (1997--(pound)0.1m, 1996--(pound)0.4m).

     Exceptional items in the year ended 30 April 1996 were as follows:

                                                     BRANDED
                                                     DRINKS    WHOLESALE   TOTAL
                                                    DIVISION   DIVISION    1996
                                                    --------   ---------   -----
(in (pound) millions)
Reorganisation:
  Employee severance and relocation costs........      3.7        3.6        7.3
  Stock write downs..............................      1.5        0.7        2.2
  Property, plant relocation and other costs.....      7.5        5.4       12.9
                                                      ----        ---       ----
                                                      12.7        9.7       22.4
Provision for loss on disposal of fixed assets...      2.5        0.2        2.7
                                                      ----        ---       ----
                                                      15.2        9.9       25.1
                                                      ====        ===       ====
                                     - 11 -

     The reorganisation costs arose as a result of integration programmes within the divisions following acquisition of businesses. The costs charged in 1996 were net of a release of provisions of (pound)2,249,000 established in 1995 and which were no longer required.


NOTE 5.   DIRECTORS' INTERESTS

     DIRECTORS' EMOLUMENTS

                                                                                    TOTAL EMOLUMENTS
                                                              CASH VALUE OF        (EXCLUDING PENSION
                                        BASIC SALARY         BENEFITS IN KIND         CONTRIBUTIONS)
                                     ------------------     ------------------     ------------------
                                     1997/98    1996/97     1997/98    1996/97     1997/98    1996/97
                                     -------    -------     -------    -------     -------    -------
(in (pound) thousands)
Peter Aikens....................       230        230          14         14         244        244
Hugh Etheridge..................       130        130          13         13         143        143
Peter Huntley...................       119        130          10         11         129        141
Robert MacNevin.................       128         -           18         -          146         -
Kevin Philp.....................       100         -            6         -          106         -
Martin Boase....................        21         21          -          -           21         21
Michael Garner..................        21         40          -          -           21         40
Graham Wilson...................        60         -           -          -           60         -
Andrew Nash.....................        -         130          -          12          -         142
Former directors................        -          67          -           6          -          73
                                       ---        ---         ---        ---         ---        ---
                                       809        748          61         56         870        804
                                       ===        ===         ===        ===         ===        ===

                                                                                                         TOTAL EMOLUMENTS
                                                                          CASH VALUE                       (EXCLUDING
                                          BONUS PAID    BONUS INVESTED    OF BENEFITS     RELOCATION        PENSION
                          BASIC SALARY     AS CASH        IN SHARES         IN KIND       ASSISTANCE      CONTRIBUTIONS)
                          ------------    ----------    --------------    -----------     ----------     ----------------
                            1995/96        1995/96         1995/96          1995/96         1995/96          1995/96
                            -------        -------         -------          -------         -------          -------
(in (pound) thousands)
Peter Aikens............      151             62             120                8             431               772
Hugh Etheridge..........       87             35              70               13              -                205
Peter Huntley...........       87             35              70               11              -                203
Martin Boase............       10             -               -                -               -                 10
Michael Garner..........       10             -               -                -               -                 10
Michael Cottrell........       70             26              -                 6              -                102
Andrew Nash.............       50             20              79                3              -                152
Alan Dean...............       20             -               -                -               -                 20
David Fisher............       47             -               -                 3              -                 50
Robin Manners...........       20             -               -                -               -                 20
                              ---            ---             ---              ---             ---             -----
                              552            178             339               44             431             1,544
                              ===            ===             ===              ===             ===             =====

                                     - 12 -

     On 19 March 1998 the sum of (pound)110,000 was paid to Peter Huntley by way of compensation for the termination of his employment with the Company. On 12 May 1997 the sum of (pound)177,630 was paid to Andrew Nash (a former director) by way of compensation for the termination of his employment with the Company.


     DIRECTORS' PENSION CONTRIBUTIONS

     Directors who were members of the Matthew Clark Executive Pension Plan had benefits as follows:

                                        HUGH       MICHAEL     ROBERT      KEVIN
                                     ETHERIDGE    COTTRELL    MACNEVIN     PHILP
                                     ---------    --------    --------    ------
(in (pound))
Increase in accrued pension
  during 1996/97 ((pound)p.a.)......    2,767       1,812        -          -
Transfer value of the increase......   26,242      25,363        -          -
Contributions by individual
  director..........................    4,200       3,875        -          -
Increase attributable to Company....   22,042      21,488        -          -
Accumulated accrued pension
  at 30 April 1997..................   17,026      13,671        -          -
Increase in accrued pension during
  1997/98 ((pound)p.a.).............    3,036        -          2,920      1,585
Transfer value of the increase......   35,000        -         24,056     13,618
Contributions by individual
  director..........................    4,200        -          4,200      4,908
Increase attributable to Company....   30,800        -         19,856      8,710
Accumulated accrued pension
  at 30 April 1998..................   20,672        -          2,920     32,463



     Contributions to Personal Pension schemes in 1997/98 and 1996/97 and Pension schemes in 1995/96 were as follows:

                                            1997/98     1996/97     1995/96
                                            -------     -------     -------
       (in (pound) thousands)
       Peter Aikens .................          83          83          42
       Peter Huntley ................          35          37          18
       Andrew Nash ..................          -           39          14
       Hugh Etheridge ...............          13          14          18
       Robert MacNevin ..............          10          -           -
       Michael Cottrell .............          -           -           12

     Contributions in respect of Peter Aikens, Andrew Nash and Peter Huntley were to their respective personal pension plans up to the maximum permitted under Inland Revenue rules. The element of contributions in excess of Inland Revenue rules is paid into a Funded Unapproved Retirement Benefit Scheme for the benefit of each individual.

     DIRECTORS' BENEFICIAL INTEREST IN SHARES

                                         30 APRIL 1998     1 MAY 1997
                                         -------------     ----------
     Peter Aikens ...................        79,467*         71,267
     Hugh Etheridge .................        31,591*         28,891
     Peter Huntley ..................          -             29,391
     Robert MacNevin ................          -               -
     Kevin Philp ....................         5,000           5,000
     Martin Boase ...................        10,000          10,000
     Michael Garner .................        10,000          10,000
     Graham Wilson ..................        10,000          10,000

     * Note: A number of these shares were purchased from bonus paid under the Capital Incentive Scheme which imposes a minimum period before such shares may be sold. Details are provided below:

                                      SHARES TO BE HELD    SHARES TO BE HELD
                                         UNTIL 1998           UNTIL 1999
                                      -----------------    -----------------
            Peter Aikens...........         8,227                9,715
            Hugh Etheridge.........         4,775                5,675

     There were no changes between 30 April 1998 and 6 July 1998.


     DIRECTORS' SHARE OPTIONS

                                                             DATE FROM
                                                 EXERCISE      WHICH      EXPIRY
                    1 MAY 1997   30 APRIL 1998    PRICE     EXERCISABLE    DATE
                    ----------   -------------   --------   -----------   ------


Peter Aikens......     52,652        52,652        331p        1996        2003
                       24,723        24,723        566p        1997        2004
                       56,811        56,811        561p        1997        2004
                       59,000        59,000        662p        1998        2005
                      -------       -------
                      193,186       193,186
                      =======       =======

Hugh Etheridge....     24,723        24,723        566p        1997        2004
                       18,937        18,937        561p        1997        2004
                       33,000        33,000        662p        1998        2005
                      -------       -------
                       76,660        76,660
                      =======       =======

Robert MacNevin...       -           40,000        247.5p      2000        2007
                      =======       =======

Kevin Philip......     21,041        21,041        566p        1997        2004
                       10,521        10,521        523p        1997        2004
                       10,000        10,000        555p        1998        2005
                        2,000         2,000        662p        1998        2005
                        2,000         2,000        680p        1999        2005
                         -           60,000        247.5p      2000        2007
                      -------       -------
                       45,562       105,562
                      =======       =======
                                     - 14 -

     At 30 April 1998, the Company's share price was 201.5p. The highest and lowest share prices during the year were 277.5p and 162.5p, respectively. Exercise of the above options was not conditional upon any performance criteria.

     All options were granted for nil consideration.


NOTE 6.   STAFF NUMBERS AND COSTS

     The average number of people employed by the Group, including directors, within each category of activity was:

                                                     1998      1997      1996
                                                    -----     -----     -----
(number of people)
Production staff................................      471       516       513
Sales, marketing and distribution staff.........      883       792       663
Administration staff............................      268       270       276
                                                    -----     -----     -----
                                                    1,622     1,578     1,452
                                                    =====     =====     =====


     The aggregate payroll costs of these persons were as follows:

                                                     1998      1997      1996
                                                     ----      ----      ----
(in (pound) millions)
Wages and salaries .............................     30.2      28.6      27.3
Social security costs ..........................      2.4       2.4       2.4
Other pension costs ............................      0.2      (0.1)      0.3
                                                     ----      ----      ----
                                                     32.8      30.9      30.0
                                                     ====      ====      ====


NOTE 7.   PROFIT/(LOSS) ON FIXED ASSET SALES

     The profit/(loss) on fixed asset sales comprises:

                                                          1998    1997    1996
                                                          ----    ----    ----
(in (pound) millions)
Profit on property sales...............................    4.2     0.4      -
Provision for loss on plant and machinery sales........   (0.5)     -     (2.0)
                                                          ----    ----    ----
                                                           3.7     0.4    (2.0)
                                                          ====    ====    ====

     The tax charge for 1998 includes (pound)1.2m in respect of property sales.

NOTE 8.   INTEREST PAYABLE AND SIMILAR CHARGES

                                                         1998     1997     1996
                                                         ----     ----     ----
(in (pound) millions)
Bank interest and interest on loans repayable
  within 5 years....................................      5.0      4.9      2.5
Finance charges on finance leases...................      0.1      0.1      0.1
Other...............................................       -       0.1      0.1
                                                         ----     ----     ----
                                                          5.1      5.1      2.7
                                                         ====     ====     ====

     In addition interest capitalised into tangible fixed assets during the year was (pound)0.6m (1997--(pound)nil, 1996--(pound)nil).


NOTE 9.   TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                          1998    1997    1996
                                                          ----    ----    ----
(in (pound) millions)
The charge in the profit and loss account consists of:
  Corporation tax at 31% (1997--33%, 1996--33%) ......    14.9     7.6     1.8
  Deferred tax--effect of change in rate from
    33% to 30% .......................................    (0.9)     -       -
  Deferred tax--other ................................    (3.5)    4.8     3.2
                                                          ----    ----    ----
                                                          10.5    12.4     5.0
                                                          ====    ====    ====


                                                          1998    1997
                                                          ----    ----
(in (pound) millions)
The deferred tax provision/(asset) represents:
  Excess of capital allowances over depreciation .....    (1.4)    6.6
  Unutilised losses ..................................      -     (1.3)
  Pensions timing differences ........................     5.7     6.3
  Other timing differences ...........................    (0.7)   (3.6)
  Offset of ACT recoverable ..........................      -     (4.8)
                                                          ----    ----
                                                           3.6     3.2
                                                          ====    ====

     The tax effect of exceptional items for the year ended 30 April 1996 was a credit of (pound)7.9m, which included a credit of (pound)0.8m attributable to the provision for loss on fixed asset disposals.

     Full provision has been made for deferred tax except for a deferred tax asset of (pound)0.1m (1997--(pound)0.2m) on the excess of capital allowances over depreciation.

                                                                  1998    1997
                                                                  ----    ----
(in (pound) millions)
Deferred tax
  At the beginning of the year................................     3.2    (0.4)
  ACT and losses transferred to/(from) corporation tax........     4.8    (2.9)
  Adjustment to fair value....................................      -      1.7
  Deferred tax (credit)/charge to profit and loss account.....    (4.4)    4.8
                                                                  ----    ----
  At the end of the year......................................     3.6     3.2
                                                                  ====    ====


NOTE 10.   DIVIDENDS

                                  1998    1997    1996
                                  PENCE   PENCE   PENCE   1998    1997    1996
                                   PER     PER     PER   (pound) (pound) (pound)
                                  SHARE   SHARE   SHARE     m       m       m
                                  -----   -----   -----   -----   -----   -----
Dividends paid or proposed:
Ordinary shares
  Interim dividend paid of......    5.0    9.0     9.0     4.4     7.9     7.9
  Proposed final dividend of....    8.0   15.0    15.0     7.1    13.3    13.3
                                  -----   ----    ----    ----    ----    ----
Total...........................   13.0   24.0    24.0    11.5    21.2    21.2
                                  =====   ====    ====    ====    ====    ====
Gross equivalent per share......  16.25   30.0    30.0
                                  =====   ====    ====


NOTE 11.   EARNINGS PER SHARE

     The calculation of earnings per share is based on a profit of (pound)25.3m (1997--(pound)28.2m, 1996--(pound)12.1m) and 88,520,498 shares (1997--88,469,740 shares, 1996--66,023,926 shares), being the weighted average number in issue. A fully diluted earnings per share figure based on share options outstanding is not provided as the effect on earnings per share is not material.


NOTE 12.   INTANGIBLE ASSETS

                                                                   GROUP
                                                                   -----
     (in (pound) millions)
     Cost and net book value of Strathmore brand
       At 30 April 1998, 30 April 1997 and 30 April 1996 .......    9.7
                                                                    ===

NOTE 13.   TANGIBLE ASSETS

                                   LAND AND BUILDING
                            --------------------------------
                                                                                PLANT      FIXTURES,
                                                                  ASSETS      MACHINERY    FITTINGS,
                                         LONG        SHORT         UNDER         AND       TOOLS AND
         GROUP              FREEHOLD   LEASEHOLD   LEASEHOLD   CONSTRUCTION    VEHICLES    EQUIPMENT    TOTAL
------------------------    --------   ---------   ---------   ------------    --------    ---------    -----
(in (pound) millions)
Cost
  At 30 April 1996 .....      28.5        2.0         0.9           5.2         101.0        11.9       149.5
  Additions ............       0.5         -          0.1           9.7          13.3         1.6        25.2
  Reclassifications ....       1.4         -           -          (10.2)          8.5         0.3          -
  Disposals ............      (1.3)        -         (0.1)           -          (12.5)       (2.1)      (16.0)
                              ----       ----        ----          ----         -----        ----       -----
  At 30 April 1997 .....      29.1        2.0         0.9           4.7         110.3        11.7       158.7
  Additions ............       1.2        0.7         0.3          14.2          12.2         2.5        31.1
  Reclassifications ....      16.1       (0.1)         -          (18.3)          1.7         0.6          -
  Disposals ............     (22.2)      (1.3)         -             -           (8.9)       (2.8)      (35.2)
                              ----       ----        ----          ----         -----        ----       -----
  At 30 April 1998 .....      24.2        1.3         1.2           0.6         115.3        12.0       154.6
                              ====       ====        ====          ====         =====        ====       =====
Depreciation
  At 30 April 1996 .....       7.2        0.7         0.1            -           45.6         8.7        62.3
  Charged in the year...       0.4         -          0.1            -            7.0         1.2         8.7
  Disposals ............        -          -           -             -           (8.8)       (2.1)      (10.9)
                              ----       ----        ----          ----         -----        ----       -----
  At 30 April 1997 .....       7.6        0.7         0.2            -           43.8         7.8        60.1
  Charged in the year...       0.4         -           -             -            8.2         1.2         9.8
  Disposals ............      (5.2)      (0.4)         -             -           (4.2)       (2.6)      (12.4)
                              ----       ----        ----          ----         -----        ----       -----
  At 30 April 1998 .....       2.8        0.3         0.2            -           47.8         6.4        57.5
                              ====       ====        ====          ====         =====        ====       =====
Net book amounts:
  At 30 April 1996 .....      21.3        1.3         0.8           5.2          55.4         3.2        87.2
                              ====       ====        ====          ====         =====        ====       =====
  At 30 April 1997 .....      21.5        1.3         0.7           4.7          66.5         3.9        98.6
                              ====       ====        ====          ====         =====        ====       =====
  At 30 April 1998 .....      21.4        1.0         1.0           0.6          67.5         5.6        97.1
                              ====       ====        ====          ====         =====        ====       =====

     Included within the depreciation charge for 1998 for plant machinery and vehicles of (pound)8.2m is an exceptional write down of (pound)1.0m of wine dispensing equipment with customers.

     The net book value of assets held under finance leases within plant machinery and vehicles as at 30 April 1998 was (pound)1.1m (1997--(pound)0.9m, 1996--(pound)1.4m). Depreciation on assets held under finance leases during the year ended 30 April 1998 was (pound)0.2m (1997--(pound)0.4m, 1996--(pound)0.4m).
Freehold land and buildings includes (pound)4.6m (1997--(pound)4.6m, 1996-- (pound)5.9m) in respect of land.

NOTE 14.   STOCKS

                                                                1998     1997
                                                                ----     ----
           (in (pound) millions)
           Raw materials and consummables .........              8.7      5.9
           Work in progress .......................              7.3      9.7
           Finished goods for resale ..............             28.6     33.7
                                                                ----     ----
                                                                44.6     49.3
                                                                ====     ====

NOTE 15.  DEBTORS
                                                                1998      1997
                                                               -----     -----
(in (pound) millions)
Amounts falling due within one year:
  Trade debtors.......................................          83.3      91.2
  ACT recoverable.....................................             -       1.7
  Other debtors.......................................           6.4       4.9
  Prepayments and accrued income......................           5.1       3.5
                                                               -----     -----
                                                                94.8     101.3
                                                               =====     =====
Amounts falling due after more than one year:
  ACT recoverable.....................................           1.9       3.3
  Pension prepayment..................................          19.0      19.1
                                                               -----     -----
                                                                20.9      22.4
                                                               -----     -----
                                                               115.7     123.7
                                                               =====     =====


NOTE 16.  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                  1998    1997
                                                                  ----    ----
(in (pound) millions)
Trade and other creditors
  Trade creditors.............................................    52.0    52.8
  Corporation tax.............................................     4.7     2.9
  Other tax, including social security and ACT payable........    10.4    12.3
  Finance lease obligations less than one year (note 17)......     0.4     0.4
  Other creditors, including deferred duty....................    11.0    12.5
  Accruals and deferred income................................    26.7    35.4
                                                                 -----   -----
                                                                 105.2   116.3
                                                                 =====   =====

NOTE 17.  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                          1998    1997
                                                          ----    ----
         (in (pound) millions)
         Bank loans and overdrafts (unsecured) .......    60.0      -
         Obligations under finance leases ............     0.8     0.2
         Deferred purchase consideration .............     0.4     1.7
                                                          ----    ----
                                                          61.2     1.9
                                                          ====    ====

     The deferred purchase consideration of (pound)0.4m in the current year is in addition to (pound)1.2m (1997--(pound)0.6m, 1996--(pound)nil) included within other creditors due in less than one year and relates to the acquisitions of Dunn & Moore and Liddingtons and is related to future profits. The amount provided represents both the current best estimate of the amount payable in due course, and the maximum amount payable.

     The maturity of net obligations under finance leases and hire purchase contracts is as follows:

                                                    1998    1997
                                                    ----    ----
            (in (pound) millions)
            Within one year .....................    0.4     0.4
            In the second to fifth years ........    0.4     0.2
            Over five years .....................    0.4      -
                                                     ---     ---
                                                     1.2     0.6
                                                     ===     ===


NOTE 18.   PROVISIONS FOR LIABILITIES AND CHARGES

                                                       1998     1997
                                                       ----     ----
        (in (pound) millions)
        Deferred tax (see note 9) ................      3.6      3.2
        Provisions ...............................     11.9     14.4
                                                       ----     ----
                                                       15.5     17.6
                                                       ====     ====
        Provisions:
          At the beginning of the year ...........     14.4     17.5
          Transfer to creditors ..................       -      (0.4)
          Release to profit and loss account
            within exceptional item ..............     (1.0)      -
          Used during the year ...................     (1.5)    (2.3)
          Released to goodwill ...................       -      (0.4)
                                                       ----     ----
          At the end of the year .................     11.9     14.4
                                                       ====     ====

     Provisions primarily relate to surplus property costs.

     The Group has a number of freehold and leasehold properties which are surplus to operational requirements. Provision has been made for future fixed costs associated with these properties for the period up to their expected disposal. To the extent that these properties are disposed of earlier than anticipated a benefit will arise; conversely if the properties are not disposed of within the anticipated period a contingent liability exists for the ongoing fixed costs.


NOTE 19.   SHARE CAPITAL

                                                             4.9 PER CENT
                                                              CUMULATIVE
                                                              REDEEMABLE
                                                           PREFERENCE SHARES         ORDINARY SHARES
                                                           OF (pound)1 EACH            OF 25p EACH            TOTAL
                                                           -----------------     -----------------------     --------
                                                           NUMBER   (pound)m       NUMBER       (pound)m     (pound)m
                                                           -------  --------     -----------    --------     --------
Authorised:
  Beginning and end of the year.......................     260,000     0.3       117,920,000      29.5         29.8
Allocated, called up and fully paid
  In issue at the beginning and end of the year.......        -         -         88,520,498      22.1         22.1


     During the year no ordinary shares were issued under the share option schemes (1997--217,240 shares were issued for a total consideration of (pound)0.6m, 1996--64,270 shares for (pound)0.2m). In 1996 42.4m shares were issued for a non cash consideration of (pound)267.6m.


NOTE 20.   SHARE OPTIONS

     SAVINGS RELATED SHARE OPTION SCHEME: Employees and directors in the UK with a minimum of two years' service were entitled to apply for options to acquire ordinary shares at 100% (1997--100%) of the average of the middle market price on the three dealing days immediately preceding the date of the invitation.

     At 30 April 1998 options granted and outstanding under employee share schemes amounted to 458,102 ordinary shares. These options are exercisable at varying dates up to 2002 at prices ranging from (pound)2.92 to (pound)5.26 per share. During the year the Company issued no ordinary shares under the employee share schemes.

     EXECUTIVE SHARE OPTION SCHEME: Under the Company's executive scheme the board may offer options to executives, whose performance contributes significantly to the Company's results, at the middle market price on the dealing day immediately preceding the date of the grant of the option.

     At 30 April 1998 options exercisable were as follows:

                                                       PRICE PER    NUMBER OF
  OPTIONS EXERCISABLE BETWEEN:                           SHARE        SHARES
  ----------------------------                         ---------    ---------
  15 March 1992 and 14 March 1999 ..................     338p          1,300
  22 June 1996 and 21 June 2003 ....................     331p         65,652
  20 January 1997 and 19 January 2004 ..............     566p        123,089
  11 July 1997 and 10 July 2004 ....................     523p         50,497
  17 October 1997 and 16 October 2004 ..............     561p         93,633
  16 January 1998 and 15 January 2005 ..............     555p         61,000
  20 July 1998 and 19 July 2005 ....................     628p         13,000
  10 November 1998 and 9 November 2005 .............     662p        106,000
  16 January 1999 and 15 January 2006 ..............     680p         43,000
  28 January 2000 and 27 January 2007 ..............     296.5p      203,000
  25 July 2000 and 24 July 2007 ....................     247.5p      580,000
  8 January 2001 and 7 January 2008 ................     163p        225,000

     During the year the Company issued no ordinary shares under the executive share option schemes.


NOTE 21.   RESERVES

                                                               CAPITAL                GOODWILL     PROFIT AND
                                                   SHARE     REDEMPTION    MERGER     WRITE-OFF       LOSS
                                                  PREMIUM      RESERVE     RESERVE     RESERVE       ACCOUNT
                                                  -------    ----------    -------     -------       -------
(in (pound) millions)
At 30 April 1996 as previously stated ........     104.9         0.1        309.5      (364.4)        (0.3)
Prior year adjustments (note 1 (Goodwill))....        -           -        (309.5)      364.4        (54.9)
                                                   -----        ----        -----       -----         ----
At 30 April 1996 as restated .................     104.9         0.1           -           -         (55.2)
Shares issued ................................       0.6          -            -           -           -
Goodwill arising on acquisitions .............        -           -            -           -           2.1
Retained profit for the year .................        -           -            -           -           7.0
                                                   -----        ----        -----       -----         ----
At 30 April 1997 as restated .................     105.5         0.1           -           -         (46.1)
Retained profit for the year .................        -           -            -           -          13.8
                                                   -----        ----        -----       -----         ----
At 30 April 1998 .............................     105.5         0.1           -           -         (32.3)
                                                   =====        ====        =====       =====         ====

     The Cumulative amount of goodwill written off to reserves is (pound)362.3m (1997--(pound)362.3m, 1996--(pound)364.4m).

NOTE 22.   RECONCILIATIONS OF MOVEMENTS IN SHAREHOLDERS' FUNDS


                                                         1998     1997     1996
                                                        ------   ------   ------
(in (pound) millions)
Opening shareholders' funds..........................    81.6     71.9     79.6
                                                        ------   ------   ------
Profit for the year..................................    25.3     28.2     12.1
Dividends paid and proposed..........................   (11.5)   (21.2)   (21.2)
                                                        ------   ------   ------
Retained profit/(loss) for the year..................    13.8      7.0     (9.1)
New share capital subscribed.........................      -       0.6    267.9
Goodwill adjustment..................................      -       2.1   (266.5)
                                                        ------   ------   ------
Net addition/(reduction) to the shareholders' funds..    13.8      9.7     (7.7)
                                                        ------   ------   ------
Closing shareholders' funds..........................    95.4     81.6     71.9
                                                        ======   ======   ======


NOTE 23.   FINANCIAL AND CAPITAL COMMITMENTS

                                                             1998    1997
                                                             ----    ----
    (in (pound) millions)
    Contracted commitments for capital expenditure.......     2.2    11.8
                                                             ====    ====


                                                1998                1997
                                         -----------------   -----------------
                                          LAND &               LAND &
                                         BUILDINGS   OTHER   BUILDINGS   OTHER
                                         ---------   -----   ---------   -----
(in (pound) millions)
Annual commitments under operating
  leases which expire:
    Within one year...................       -         -        0.1       0.1
    In the second to fifth years
      inclusive.......................      0.1       0.6        -        0.1
    Over five years...................      2.9        -        2.3       0.3
                                            ---       ---       ---       ---
                                            3.0       0.6       2.4       0.5
                                            ===       ===       ===       ===

     The Group had (pound)9.8m (1997--(pound)5.0m) of commitments under forward currency contracts at 30 April 1998.


NOTE 24.   PENSIONS

     The Company and its subsidiaries currently operate two Pension Plans, the Matthew Clark Group Pension Plan and the Matthew Clark Executive Pension Plan. These Plans are of the defined benefit type with assets held in Trustee administered funds separate from the Company's finances. In addition, a further Plan was acquired with the acquisition of Taunton Cider. This scheme was merged with the Matthew Clark Group Pension Plan on 1 April 1997.

     Actuarial valuations of the Matthew Clark Group Pension Plan have been carried out by independent actuaries as at 1 January 1996. The funding level of the combined Plans on the assumptions stated below as at 1 January 1996 was 141%. The combined market value of the assets at 1 January 1996 was approximately (pound)92m. The pension cost is assessed in accordance with a qualified actuary's advice. The Actuary has considered the long-term effects of the removal of ACT relief for pension funds on the level of funding of the Plans. The increase in the pension expense is not significant.

     The assumptions adopted for the purposes of SSAP 24 were as follows:

                 Long-term investment return ........   9.00%
                 Salary escalation ..................   6.00%

     Pension increases were allowed for in accordance with the Rules of the Plan and the past practice of granting discretionary increases. Assets were taken into account at 94.6% of their market value.

     On a discontinuance of either of the Plans, the market value of the assets exceeded the cost of securing the liabilities at the appropriate valuation date, assuming that cash equivalent transfer values were paid in respect of active or deferred members.


NOTE 25.   RECONCILIATION OF OPERATING PROFIT TO OPERATING CASHFLOWS

                                                       1998     1997     1996
                                                      ------   ------   ------
(in (pound) millions)
Operating profit...................................    37.1     45.1     21.5
Exceptional charges................................      -        -      22.4
Depreciation charges...............................     9.8      8.7      6.4
Loss on disposal and write-off of tangible
  fixed assets.....................................     3.6      2.9      0.7
Cashflow relating to previous year's
  restructuring provisions.........................    (4.5)   (11.2)   (15.8)
Decrease/(increase) in stocks......................     4.7     11.7     (0.1)
Decrease/(increase) in debtors.....................     5.4     13.6     (7.3)
(Decrease)/increase in creditors and provisions....    (6.3)   (18.5)     1.3
                                                      ------   ------   ------
Net cash inflow from operating activities..........    49.8     52.3     29.1
                                                      ======   ======   ======


NOTE 26. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM (UK) AND UNITED STATES OF AMERICA (US) GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
          (GAAP)

The Group's consolidated financial statements are prepared in conformity with generally accepted accounting principles applicable in the United Kingdom (UK
GAAP), which differ in certain significant respects from those applicable in the United States of America (US GAAP). These differences together with the approximate effects of the adjustments on net profit and equity shareholders' funds, relate principally to the items set out below:

(a) GOODWILL: During 1998 the Group adopted Financial Reporting Standard 10 'Goodwill and intangible assets'. The Group's policy for acquisitions which occurred prior to the issue of the standard is that purchased goodwill, being the excess of the fair value of consideration paid or payable over the fair value of the identifiable net assets acquired, has been taken directly to reserves. On subsequent disposal, goodwill previously taken direct to reserves is included in determining the profit and loss on disposal. Previously such goodwill was presented separately within reserves as a 'goodwill write off reserve'. This is not permitted by the Standard and, accordingly, goodwill has been taken to merger reserve to the extent available and the balance taken to the profit and loss account. Under US GAAP, these intangible assets would be capitalised in the balance sheet and amortised through the statement of income over a period not exceeding 40 years.

     For the purposes of calculating the effect of capitalising the goodwill on the balance sheet and amortising the goodwill and brands through the statement of income, a life of 40 years has generally been assumed. However, under UK GAAP, the value of the brands, goodwill and other intangibles is reviewed annually by reference to historic and forecast contributions to operating income and an additional charge to the statement of income is made where a permanent diminution in net book value is identified.

(b) BRANDS: Significant owned brands by the Group are capitalised as intangible assets at the time of acquisition. The Group does not provide amortisation on these assets. Under US GAAP, these would be amortised through the statement of income over a period not exceeding 40 years.

(c) ACQUISITION ACCOUNTING: Prior to the adoption of Financial Reporting Standard 7, 'Fair values in acquisition accounting', the Group provided for certain costs as part of the purchase accounting adjustments on acquisition which under US GAAP would be included in the statement of income when those costs were incurred. Examples of such items include certain costs in respect of salaries of individuals made redundant, the closure of certain of the Group's existing operations and the rectification of inadequate operating systems.

     With effect from 30 April 1995, the Group adopted Financial Reporting Standard 7. This new standard sets out rules for accounting for acquisitions in consolidated financial statements resulting in a change in the difference between UK and US GAAP. US GAAP remained unchanged. The fair value balance sheet of an acquired company cannot include provisions for integration and reorganisation costs set up by the acquiring company. In compliance with the standard, comparative figures were not restated. Under US GAAP, certain integration and reorganisation costs may be considered liabilities assumed and included in the allocation of the acquisition cost.

(d) RESTRUCTURING AND INTEGRATION COSTS: Under UK GAAP, when a decision has been taken to restructure part of the Group's business, provisions are made for the impairment of asset values together with severance and other costs. US GAAP requires a number of specific criteria to be met before such costs can be recognised as an expense. Among these is the requirement that all the significant actions arising from a restructuring and integration plan and their expected completion dates must be identified by the balance sheet date. US GAAP also requires recognition of the estimated net present value of future net lease obligations of vacant properties.

(e) PENSIONS: The Group accounts for the costs of pensions under the rules set out in UK accounting standards. US GAAP is more prescriptive in respect of actuarial assumptions and the allocation of costs to accounting periods.

(f) LEASES: Under UK GAAP, provided certain conditions are met, it may be permissible to recognise any profit arising on the sale and leaseback, as an operating lease, of an asset. Under US GAAP, the gain or loss is deferred and amortised in proportion to the rental payments due over the term of the lease.

(g) DEFERRED TAXATION: UK GAAP requires that no provision for deferred taxation should be made if there is reasonable evidence that such taxation will not be payable within the foreseeable future and that deferred tax assets should only be recognised if the realisation of such assets can be assessed with reasonable certainty. US GAAP requires full provision for deferred taxation liabilities, and permits deferred tax assets to be recognised if their realisation is considered to be more likely than not.

(h) STATEMENT OF CASH FLOWS: Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation paid, capital expenditure, acquisitions, dividends paid, and financing activities. Under US GAAP, cash flows are reported as operating activities, investing activities, and financing activities. Cash flows from taxation and returns on investments and servicing of finance would, with the exception of ordinary dividends paid, be included as operating activities. The payment of dividends would be included under financing activities.

     Under UK GAAP, cash includes bank overdrafts repayable on demand. Under US GAAP, cash flows in respect of overdrafts are included under financing activities.

(i) EARNINGS PER ORDINARY SHARE: Under UK and US GAAP, basic earnings per share is computed using the weighted average number of ordinary shares in issue during the year. US GAAP also requires the computation of diluted earnings per share which includes the effect of potential common stock under the treasury stock method.

(j) ORDINARY DIVIDENDS: Under UK GAAP, the proposed dividends on ordinary shares, as recommended by the directors, are deducted from shareholders' equity and shown as a liability in the balance sheet at the end of the period to which they relate. Under US GAAP, such dividends are only deducted from shareholders' equity at the date of declaration of the dividend.

Set out below is a summary combined statement of cash flows under US GAAP.

                                                  30 April 1998    30 April 1997
                                                  -------------    -------------
(in (pound) millions)
Net cash provided by operating activities              36.2             40.4
Net cash used in investing activities                 (10.2)           (18.4)
Net cash used in financing activities                 (14.5)           (20.8)
                                                      -----            -----
Net increase in cash under US GAAP                     11.5              1.2
                                                      =====            =====

The following is a summary of the material adjustments to net income and shareholders' equity which would have been required if US GAAP had been applied instead of UK GAAP:


                                                             1998        1997
                                                            -----       -----
(in (pound) millions)
NET INCOME - UK GAAP AFTER EXCEPTIONAL ITEMS                 25.3        28.2
                                                            -----       -----
ADJUSTMENTS TO CONFORM WITH US GAAP
- Amortisation of goodwill and intangibles                   (9.1)       (9.1)
- Restructuring costs                                        (1.4)       (1.7)
- Pension expense                                             0.1         0.7
- Sale and leaseback                                         (3.7)         -
- Deferred tax on US GAAP adjustments                         1.5         0.3
                                                            -----       -----
Total US GAAP adjustments                                   (12.6)       (9.8)
                                                            -----       -----
NET INCOME - US GAAP                                         12.7        18.4
                                                            =====       =====

                                                            Pence       Pence
                                                            -----       -----
Basic earnings per Ordinary Share in accordance
  with US GAAP                                               14.3        20.8
Diluted earnings per Ordinary Share in accordance
  with US GAAP                                               14.3        20.8




                                                             1998        1997
                                                            -----       -----
(in (pound) millions)
SHAREHOLDERS' EQUITY, AS SHOWN IN THE GROUP BALANCE
  SHEETS - UK GAAP                                           95.4        81.6
                                                            -----       -----
ADJUSTMENTS TO CONFORM WITH US GAAP
- Goodwill and intangibles                                  322.8       331.9
- Restructuring provisions                                    5.0         6.4
- Pension expense                                             2.5         2.4
- Sale and leaseback                                         (3.7)         -
- Deferred taxation on US GAAP adjustments                    0.4        (1.2)
- Dividends                                                   7.1        13.3
                                                            -----       -----
Total US GAAP adjustments                                   334.1       352.8
                                                            -----       -----
TOTAL SHAREHOLDERS' EQUITY IN ACCORDANCE WITH US GAAP       429.5       434.4
                                                            =====       =====

                               MATTHEW CLARK plc

                                 BALANCE SHEETS
                             (in (pound) millions)
                                  (unaudited)

                                                                  31 October
                                                                 --------------
                                                                  1998    1997
                                                                 ------  ------
Fixed assets
  Intangible assets.............................................    9.7     9.7
  Tangible assets...............................................   90.5   107.6
                                                                 ------  ------
                                                                  100.2   117.3
                                                                 ------  ------
Current assets
  Stocks........................................................   56.4    55.8
  Debtors.......................................................  116.2   127.0
  Cash at bank and in hand......................................    7.2    16.3
                                                                 ------  ------
                                                                  179.8   199.1
                                                                 ------  ------
Creditors: amounts falling due within one year
  Trade and other creditors..................................... (110.9) (119.6)
  Proposed dividend.............................................    --     (4.4)
                                                                 ------  ------
                                                                 (110.9) (124.0)
                                                                 ------  ------
Net current assets
  Amounts due within one year...................................   49.7    56.1
  Debtors due after more than one year..........................   19.2    19.0
                                                                 ------  ------
                                                                   68.9    75.1
                                                                 ------  ------
Total assets less current liabilities...........................  169.1   192.4
Creditors: amounts falling due after more than one year.........  (60.9)  (86.0)
Provisions for liabilities and charges..........................  (11.0)  (16.6)
                                                                 ------  ------
  Net assets....................................................   97.2    89.8
                                                                 ======  ======
Capital and reserves
  Called up share capital.......................................   22.1    22.1
  Share premium account.........................................  105.5   105.5
  Capital redemption reserve....................................    0.1     0.1
  Profit and loss account.......................................  (30.5)  (37.9)
                                                                 ------  ------
Equity shareholders' funds......................................   97.2    89.8
                                                                 ======  ======

--------
The interim results for the six month periods ended 31 October 1998 and 1997 are based on the unaudited historic cost results.

                               MATTHEW CLARK plc

                     CONSOLIDATED PROFIT AND LOSS ACCOUNTS
               (in (Pounds) millions, except per share amounts)
                                  (unaudited)

                                                          For the Six Months
                                                           Ended 31 October
                                                          ---------------------
                                                           1998(1)      1997
                                                          ----------  ---------
Turnover.................................................     271.6       272.9
Operating costs..........................................    (267.2)     (252.9)
                                                          ---------   ---------
Operating profit.........................................       4.4        20.0
Profit on fixed asset sales..............................       0.6         --
                                                          ---------   ---------
Profit before interest and tax...........................       5.0        20.0
Interest receivable......................................       0.1         --
Interest payable and similar charges.....................      (2.6)       (2.3)
                                                          ---------   ---------
Profit on ordinary activities before tax.................       2.5        17.7
Tax on profit on ordinary activities.....................      (0.7)       (5.1)
                                                          ---------   ---------
Profit on ordinary activities after tax..................       1.8        12.6
Dividends................................................       --         (4.4)
                                                          ---------   ---------
Retained profit for the period...........................       1.8         8.2
                                                          =========   =========
Earnings per share.......................................       2.0p       14.2p
                                                          =========   =========

--------
(1) Includes exceptional items for reorganisation as a result of the rationalisation of production facilities. Pre-exceptional items, profit attributable to ordinary shareholders was (Pounds)9.5m and earnings per share was 10.7p.

There are no recognised gains or losses in any period other than the profit/(loss) for the period.

The results above derive from continuing activities.

The interim figures are based on the unaudited historic cost results to 31 October.

The accompanying notes form an integral part of these unaudited consolidated financial statements.

                               MATTHEW CLARK plc

                       CONSOLIDATED CASH FLOW STATEMENTS
                             (in (Pounds) millions)
                                  (unaudited)

                                                                     For the
                                                                   Six Months
                                                                    Ended 31
                                                                     October
                                                                   ------------
                                                                   1998   1997
                                                                   -----  -----
Cash inflow from operating activities.........................      11.0   16.3
                                                                   -----  -----
Returns on investments and servicing of finance
  Interest received...........................................       0.1    --
  Interest paid...............................................      (2.9)  (3.6)
                                                                   -----  -----
                                                                    (2.8)  (3.6)
                                                                   -----  -----
  Taxation paid...............................................      (1.3)  (2.0)
                                                                   -----  -----
Capital expenditure
  Purchase of tangible fixed assets...........................      (9.3) (18.0)
  Receipts from sale of fixed assets..........................       1.1    1.0
                                                                   -----  -----
                                                                    (8.2) (17.0)
                                                                   -----  -----
  Acquisitions................................................      (1.2)  (0.7)
  Dividends paid..............................................      (7.1) (13.3)
                                                                   -----  -----
  Cash outflow before financing...............................      (9.6) (20.3)
                                                                   -----  -----
Financing
  Drawdown of committed loan..................................       --    50.0
  Capital element of finance lease payments...................      (0.5)  (0.6)
                                                                   -----  -----
                                                                    (0.5)  49.4
                                                                   -----  -----
(Decrease)/increase in cash in the period.....................     (10.1)  29.1
                                                                   =====  =====
Reconciliation of net cashflow to movement in net debt
  (Decrease)/increase in cash in period.......................     (10.1)  29.1
  Cash inflow from increase in debt and lease financing.......      (0.3) (50.0)
                                                                   -----  -----
  Change in net debt resulting from cashflows.................     (10.4) (20.9)
  Net debt at the start of the period.........................     (43.9) (51.2)
                                                                   -----  -----
  Net debt at the end of the period...........................     (54.3) (72.1)
                                                                   =====  =====
Analysis of net debt
  Cash at bank and in hand....................................       7.2   16.3
  Bank loans and overdrafts...................................     (60.0) (87.8)
  Finance lease obligations...................................      (1.5)  (0.6)
                                                                   -----  -----
                                                                   (54.3) (72.1)
                                                                   =====  =====

                               MATTHEW CLARK plc

                             NOTES TO THE ACCOUNTS

NOTE 1. BASIS OF PRESENTATION

  The accompanying Condensed Consolidated Financial Statements present the financial position and results of operations of the Group and have been prepared in accordance with UK GAAP, which differ in certain significant respects from US GAAP. See Note 4 included herein and Note 26 of the Notes to the Accounts included in the Form 8-K/A for a discussion of the principal differences between UK GAAP affecting the Group.

  The interim financial information included in these Condensed Consolidated Financial Statements is unaudited but reflects all adjustments (consisting only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The interim Condensed Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Form 8-K/A.

  The amount of income taxes in the Consolidated Income Statements is based upon management's best estimate of the effective tax rate to be applicable for the entire year and taking into account available tax loss carryforwards and other relevant tax issues in the jurisdiction in which the Group operates.

NOTE 2. ADOPTION OF NEW ACCOUNTING STANDARD

  The Group has adopted Statement of Financial Accounting Standards ("SFAS")
No. 130, "Reporting Comprehensive Income" which established standards for the reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income/(loss) generally encompasses all changes in shareholders' equity (except those arising from transactions with owners). There is no difference between the Group's comprehensive income and its net income for the six month periods ended 31 October 1997 and 1998.


NOTE 3. RECONCILIATION OF OPERATING PROFIT TO OPERATING CASHFLOWS

                                                           For the Six Months
                                                            Ended 31 October
                                                           --------------------
                                                              1998      1997
                                                           ---------  ---------
                                                              (in (Pounds)
                                                               millions)
Operating profit..........................................       4.4      20.0
Exceptional charges.......................................      11.0       --
Depreciation charges......................................       4.7       4.6
Loss on disposal and write-off of tangible fixed assets...       1.3       1.2
Cashflow relating to previous year's restructuring
 provisions...............................................      (1.9)     (2.0)
Increase in stocks........................................     (11.8)     (6.5)
Increase in debtors.......................................      (0.2)     (1.3)
Increase in creditors and provisions......................       3.5       0.3
                                                           ---------  --------
Net cash inflow from operating activities.................      11.0      16.3
                                                           =========  ========

NOTE 4. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM (UK) AND UNITED STATES OF AMERICA (US) GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
        (GAAP)

  The Group's consolidated financial statements are prepared in conformity with generally accepted accounting principles applicable in the United Kingdom (UK GAAP), which differ in certain significant respects from those applicable in the United States of America (US GAAP). These differences together with the approximate effects of the adjustments on net profit and equity shareholders' funds, relate principally to the items set out below:

    (a) GOODWILL: During 1998 the Group adopted Financial Reporting Standard 10 "Goodwill and intangible assets'. The Group's policy for acquisitions which occurred prior to the issue of the standard is that purchased goodwill, being the excess of the fair value of consideration paid or payable over the fair value of the identifiable net assets acquired, has been taken directly to reserves. On subsequent disposal, goodwill previously taken direct to reserves is included in determining the profit and loss on disposal. Previously such goodwill was presented separately within reserves as a "goodwill write off reserve'. This is not permitted by the Standard and, accordingly, goodwill has been taken to merger reserve to the extent available and the balance taken to the profit and loss account. Under US GAAP, these intangible assets would be capitalised in the balance sheet and amortised through the statement of income over a period not exceeding 40 years.

        For the purposes of calculating the effect of capitalising the goodwill on the balance sheet and amortising the goodwill and brands through the statement of income, a life of 40 years has generally been assumed. However, under UK GAAP, the value of the brands, goodwill and other intangibles is reviewed annually by reference to historic and forecast contributions to operating income and an additional charge to the statement of income is made where a permanent diminution in net book value is identified.

    (b) BRANDS: Significant owned brands by the Group are captialised as intangible assets at the time of acquisition. The Group does not provide amortisation on these assets. Under US GAAP, these would be amortised through the statement of income over a period not exceeding 40 years.

                               MATTHEW CLARK plc

    (c) ACQUISITION ACCOUNTING: Prior to the adoption of Financial Reporting Standard 7, "Fair values in acquisition accounting', the Group provided for certain costs as part of the purchase accounting adjustments on acquisition which under US GAAP would be included in the statement of income when those costs were incurred. Examples of such items include certain costs in respect of salaries of individuals made redundant, the closure of certain of the Group's existing operations and the rectification of inadequate operating systems.

        With effect from 30 April 1995, the Group adopted Financial Reporting Standard 7. This new standard sets out rules for accounting for acquisitions in consolidated financial statements resulting in a change in the difference between UK and US GAAP. US GAAP remained unchanged. The fair value balance sheet of an acquired company cannot include provisions for integration and reorganisation costs set up by the acquiring company. In compliance with the standard, comparative figures were not restated. Under US GAAP, certain integration and reorganisation costs may be considered liabilities assumed and included in the allocation of the acquisition costs.

    (d) RESTRUCTURING AND INTEGRATION COSTS: Under UK GAAP, when a decision has been taken to restructure part of the Group's business, provisions are made for the impairment of asset values together with severance and other costs. US GAAP requires a number of specific criteria to be met before such costs can be recognised as an expense. Among these is the requirement that all the significant actions arising from a restructuring and integration plan and their expected completion dates must be identified by the balance sheet date. US GAAP also requires recognition of the estimated net present value of future net lease obligations of vacant properties.

    (e) PENSIONS: The Group accounts for the costs of pensions under the rules set out in UK accounting standards. US GAAP is more prescriptive in respect of actuarial assumptions and the allocation of costs to accounting periods.

    (f) LEASES: Under UK GAAP, provided certain conditions are met, it may be permissible to recognise any profit arising on the sale and leaseback, as an operating lease, of an asset. Under US GAAP, the gain or loss is deferred and amortised in proportion to the rental payments due over the term of the lease.

    (g) DEFERRED TAXATION: UK GAAP requires that no provision for deferred taxation should be made if there is reasonable evidence that such taxation will not be payable within the foreseeable future and that deferred tax assets should only be recognised if the realisation of such assets can be assessed with reasonable certainty. US GAAP requires full provision for deferred taxation liabilities, and permits deferred tax assets to be recognised if their realisation is considered to be more likely than not.

    (h) STATEMENT OF CASH FLOWS: Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation paid, capital expenditure, acquisitions, dividends paid, and financing activities. Under US GAAP, cash flows are reported as operating activities, investing activities, and financing activities. Cash flows from taxation and returns on investments and servicing of finance would, with the exception of ordinary dividends paid, be included as operating activities. The payment of dividends would be included under financing activities.

        Under UK GAAP, cash includes bank overdrafts repayable on demand. Under US GAAP, cash flows in respect of overdrafts are included under financing activities.

                               MATTHEW CLARK plc

    (i) EARNINGS PER ORDINARY SHARE: Under UK and US GAAP, basic earnings per share is computed using the weighted average number of ordinary shares in issue during the year. US GAAP also requires the computation of diluted earnings per share which includes the effect of potential common stock under the treasury stock method.

    (j) ORDINARY DIVIDENDS: Under UK GAAP, the proposed dividends on ordinary shares, as recommended by the directors, are deducted from shareholders' equity and shown as a liability in the balance sheet at the end of the period to which they relate. Under US GAAP, such dividends are only deducted from shareholders' equity at the date of declaration of the dividend.

  Set out below is a summary combined statement of cash flows under US GAAP.

                                                          For the Six Months
                                                           Ended 31 October
                                                          --------------------
                                                            1998       1997
                                                          ---------  ---------
                                                             (in (Pounds)
                                                               millions)
Net cash provided by operating activities................       6.9       10.7
Net cash used in investing activities....................      (9.4)     (17.7)
Net cash (used in)/provided by financing activities......      (7.6)      17.5
                                                          ---------  ---------
Net (decrease)/increase in cash under US GAAP............     (10.1)      10.5
                                                          =========  =========

  The following is a summary of the material adjustments to net income and shareholders' equity which would have been required if US GAAP had been applied instead of UK GAAP:

                                                          For the Six Months
                                                           Ended 31 October
                                                          --------------------
                                                            1998       1997
                                                          ---------  ---------
                                                             (in (Pounds)
                                                               millions)
NET INCOME--UK GAAP AFTER EXCEPTIONAL ITEMS..............       1.8       12.6
                                                          ---------  ---------
ADJUSTMENTS TO CONFORM WITH US GAAP
 --Amortisation of goodwill and intangibles..............      (4.6)      (4.6)
 --Pension expense.......................................      (0.1)       0.1
 --Sale and leaseback....................................       0.1        --
                                                          ---------  ---------
Total US GAAP adjustments................................      (4.6)      (4.5)
                                                          ---------  ---------
NET (LOSS)/INCOME--US GAAP...............................      (2.8)       8.1
                                                          =========  =========
                                                            Pence      Pence
                                                          ---------  ---------
Basic (loss)/earnings per Ordinary Share in accordance
 with US GAAP............................................      (3.2)       9.2
Diluted (loss)/earnings per Ordinary Share in accordance
 with US GAAP............................................      (3.2)       9.2

                               MATTHEW CLARK plc

                                                      For the Six Months
                                                       Ended 31 October
                                                      --------------------
                                                         1998       1997
                                                      ---------  ---------
                                                      (in (Pounds) millions)
SHAREHOLDERS' EQUITY, AS SHOWN IN THE GROUP BALANCE
 SHEETS--UK GAAP.....................................      97.2       89.8
                                                      ---------  ---------
ADJUSTMENTS TO CONFORM WITH US GAAP
 --Goodwill and intangibles..........................     318.2      327.3
 --Restructuring provisions..........................       4.8        6.5
 --Pension expense...................................       2.5        2.4
 --Sale and leaseback................................      (3.6)       --
 --Deferred taxation on US GAAP adjustments..........       0.3       (1.2)
 --Dividends.........................................       --         4.4
                                                      ---------  ---------
Total US GAAP adjustments............................     322.2      339.4
                                                      ---------  ---------
TOTAL SHAREHOLDERS' EQUITY IN ACCORDANCE WITH US
 GAAP................................................     419.4      429.2
                                                      =========  =========

                 PRO FORMA COMBINED FINANCIAL DATA (UNAUDITED)

     On November 3, 1998, Canandaigua Limited, a wholly-owned subsidiary of Canandaigua Brands, Inc., announced a cash tender offer for the entire issued and to be issued ordinary share capital of Matthew Clark plc ("Matthew Clark"). The offer valued each Matthew Clark share at 243 pence, valuing the whole of the issued ordinary share capital of Matthew Clark at approximately (pounds) 215 million. On December 1, 1998, Canandaigua Limited declared the cash tender offer to be wholly unconditional - all conditions to the offer having either been satisfied or waived. Canandaigua Limited thereby acquired control of Matthew Clark and Canandaigua Limited has subsequently acquired all of the shares of Matthew Clark (the "Matthew Clark Acquisition").

     The following pro forma financial data of the Company consists of (i) a pro forma condensed combined balance sheet (unaudited) as of November 30, 1998 (the "Pro Forma Balance Sheet"), (ii) a 1998 fiscal year pro forma combined statement of income (unaudited) (the "1998 Pro Forma Statement of Income"), (iii) a 1999 nine month pro forma combined statement of income (unaudited) (the "1999 Nine Month Pro Forma Statement of Income") and (iv) a last twelve month pro forma combined statement of income (unaudited) (the "Last Twelve Months Pro Forma Statement of Income") (collectively, the "Pro Forma Statements").

     The Pro Forma Balance Sheet reflects the combination of the balance sheet of the Company as of November 30, 1998, and the balance sheet of Matthew Clark as of October 31, 1998, as adjusted for the Matthew Clark Acquisition. The Pro Forma Balance Sheet is presented as if the Matthew Clark Acquisition was consummated on November 30, 1998.

     The 1998 Pro Forma Statement of Income reflects the combination of the income statement of the Company for the year ended February 28, 1998, and the income statement of Matthew Clark for the year ended April 30, 1998, as adjusted for the Matthew Clark Acquisition. The 1998 Pro Forma Statement of Income is presented as if the Matthew Clark Acquisition was consummated on March 1, 1997.

     The 1999 Nine Month Pro Forma Statement of Income reflects the combination of the income statement of the Company for the nine months ended November 30, 1998, and the income statement of Matthew Clark for the nine months ended October 31, 1998, as adjusted for the Matthew Clark Acquisition. The 1999 Six Month Pro Forma Statement of Income is presented as if the Matthew Clark Acquisition was consummated on March 1, 1997.

     The Last Twelve Months Pro Forma Statement of Income reflects the combination of the income statement of the Company for the twelve months ended November 30, 1998 and the income statement of Matthew Clark for the twelve months ended October 31, 1998, as adjusted for the Matthew Clark Acquisition. The Last twelve months Pro Forma Statement of Income is presented as if the Matthew Clark Acquisition was consummated on March 1, 1997.

     The Pro Forma Statements should be read in conjunction with the separate historical financial statements of the Company and Matthew Clark and the notes thereto and with the accompanying notes to the Pro Forma Statements. The Pro Forma Statements are based upon currently available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The Pro Forma Statements do not purport to represent what the Company's financial position or results of operations would actually have been if the aforementioned transaction in fact had occurred on such date or at the beginning of the period indicated or to project the Company's financial position or the results of operations at any future date or for any future period.

                   CANANDAIGUA BRANDS, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                            As of November 30, 1998


                                                                 Pro Forma
                                     Matthew     Acquisition      for the
                         Canandaigua  Clark      Adjustments    Acquisition
                         ----------- ----------  -----------    -----------
                                     (Dollars in Thousands)
         Assets
Current Assets:
  Cash and cash
   investments.......... $    2,141  $   12,130   $     --      $   14,271
  Accounts receivable,
   net..................    173,760     137,196         --         310,956
  Inventories, net......    441,048      94,533         --         535,581
  Prepaid expenses and
   other current assets.     42,373      22,113         --          64,486
                         ----------  ----------   ---------     ----------
    Total current
     assets.............    659,322     265,972         --         925,294
Property, Plant and
 Equipment, net.........    247,499     151,589      13,609 (a)    412,697
Other Assets............    260,412     585,476    (320,910)(a)    522,604
                                                      1,010 (b)
                                                     (3,384)(c)
                         ----------  ----------   ---------     ----------
    Total assets........ $1,167,233  $1,003,037   $(309,675)    $1,860,595
                         ==========  ==========   =========     ==========
    Liabilities and
  Stockholders' Equity
Current Liabilities:
  Notes payable......... $  114,500  $      --    $ (96,393)(d) $   18,107
  Current maturities of
   long-term debt.......     24,118       1,038     (24,000)(d)      1,156
  Accounts payable......     71,379      92,685       8,919 (b)    172,983
  Accrued excise taxes..     24,632      14,273         --          38,905
  Other accrued expenses
   and liabilities......    153,233      74,671       5,058 (b)    224,913
                                                     (8,049)(c)
                         ----------  ----------   ---------     ----------
    Total current
     liabilities........    387,862     182,667    (114,465)       456,064
Long-term Debt, less
 current maturities.....    291,386     102,008     499,992 (d)    893,386

Deferred income taxes...     59,337          (8)     18,946 (e)     78,275
Other Liabilities.......      5,018      15,807         --          20,825
                         ----------  ----------   ---------     ----------
    Total Liabilities...    743,603     300,474     404,473      1,448,550
Stockholders' Equity....    423,630     702,563    (702,563)(f)    412,045
                                                    (11,585)(c)
                         ----------  ----------   ---------     ----------
    Total Liabilities
     and Stockholders'
     Equity............. $1,167,233  $1,003,037   $(309,675)    $1,860,595
                         ==========  ==========   =========     ==========

            See Notes to Unaudited Pro Forma Combined Financial Data

Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet as of November 30, 1998

  (a) Reflects the estimated purchase accounting adjustments for the Acquisition based upon a preliminary appraisal of the assets and liabilities assumed. For purchase accounting, Matthew Clark assets have been recorded at estimated fair market value subject to adjustments based upon the results of an independent appraisal. The estimated amounts recorded for assets and liabilities acquired from Matthew Clark are not expected to differ materially from the final assigned values. Purchase accounting adjustments were recorded to increase property, plant and equipment by $13,609, to increase the recorded value of tradenames and other intangible assets acquired by $54,604 and to reduce the recorded excess of purchase cost over fair market value of assets acquired by $375,514. These adjustments are required to record these assets at their estimated fair market values.

  The calculation of excess purchase cost over fair value of net assets acquired is as follows:

     Cash paid....................................................... $362,339
     Financing costs.................................................    1,010
     Direct acquisition costs........................................    8,919
                                                                      --------
                                                                       372,268
     Liabilities assumed.............................................    5,058
                                                                      --------
     Total purchase cost.............................................  377,326
     Net book value of Matthew Clark................................. (702,563)
     Write-down of acquired goodwill.................................  532,946
     Increase in appraised net assets................................  (68,213)
     Finance costs capitalized.......................................   (1,010)
     Deferred taxes provided.........................................   18,946
                                                                      --------
     Excess of purchase cost over fair value of assets acquired and liabilities assumed............................................ $157,432
                                                                      ========

  (b) Reflects the liability for direct acquisition costs of $8,919 and assumed liabilities of $5,058. Capitalized financing costs of $1,010 were funded through the bank credit facility.

  (c) Represents the write-off of the direct financing costs of $16,250 for the Offering and $3,384 of remaining net book value of the Company's previously existing credit agreement, tax effected at the Company's historical rate of 41%.

  (d) To reflect the Acquisition financing, refinancing of the Company's Revolving Credit Facility (notes payable) and Term Loans and refinancing of Matthew Clark's long-term debt as set out below:

       Repayment of notes payable................................... $(114,500)
       Repayment of Term Loans--current portion.....................   (24,000)
       Repayment of Term Loans--long term...........................   (98,000)
       Purchase of Matthew Clark shares.............................  (362,339)
       Payment of financing costs...................................   (17,260)
       Repayment of Matthew Clark debt..............................  (102,008)
       New Term Loan borrowings.....................................   700,000
       New Revolver Loan borrowings.................................    18,107
                                                                     ---------
                                                                     $       0
                                                                     =========

  (e) Represents deferred taxes of $18,946 provided on a step-up in basis on appraised net assets.

  (f) Reflects the elimination of Matthew Clark's shareholders' equity.

                   CANANDAIGUA BRANDS, INC. AND SUBSIDIARIES

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                          Year Ended February 28, 1998


                                                                 Pro Forma
                                      Matthew    Acquisition      for the
                         Canandaigua    Clark    Adjustments    Acquisition
                         -----------  ---------  -----------    -----------
                                             (in Thousands, except Per Share Data)
Gross sales............. $1,632,357   $ 910,070   $     --      $ 2,542,427
  Less--Excise taxes....   (419,569)   (224,131)        --         (643,700)
                         ----------   ---------   ---------     -----------
    Net sales...........  1,212,788     685,939         --        1,898,727
Cost of product sold....   (864,053)   (460,093)      1,474 (a)  (1,322,672)
                         ----------   ---------   ---------     -----------
    Gross profit........    348,735     225,846       1,474         576,055
Selling, general and
 administrative
 expenses...............   (231,680)   (181,572)      1,723 (a)    (401,577)
                                                      8,801 (b)
                                                      1,151 (c)
                         ----------   ---------   ---------     -----------
    Operating income....    117,055      44,274      13,149         174,478
Interest expense, net...    (32,189)     (8,575)    (35,366)(d)     (76,130)
                         ----------   ---------   ---------     -----------
    Income before
     provision for
     income taxes.......     84,866      35,699     (22,217)         98,348
Provision for income
 taxes..................    (34,795)    (14,792)     10,248 (e)     (39,339)
                         ----------   ---------   ---------     -----------
Net income.............. $   50,071   $  20,907   $ (11,969)(f) $    59,009
                         ==========   =========   =========     ===========
Share Data:
Earnings per common
 share:
  Basic................. $     2.68         --          --      $      3.16
                         ==========                             ===========
  Diluted............... $     2.62         --          --      $      3.09
                         ==========                             ===========
Weighted average common
 shares outstanding:
  Basic.................     18,672         --          --           18,672
  Diluted...............     19,105         --          --           19,105


            See Notes to Unaudited Pro Forma Combined Financial Data

Notes to the Unaudited Pro Forma Combined Statements of Income for the Year ended February 28, 1998

  (a) Reflects the adjusted depreciation expense related to the acquired property, plant and equipment of Mathew Clark on the assumption that the Acquisition had taken place on March 1, 1997. These assets have been restated at their estimated fair market values and depreciated using the Company's depreciation methods over the remaining useful lives of the assets. The decrease in depreciation expense of $3,197, as compared to that recorded by Matthew Clark, was allocated to cost of product sold and selling, general and administrative expenses as indicated.

  (b) Reflects a decrease in amortization expense of intangible assets of $8,801 based upon their appraised values, using the straight-line method and estimated useful lives, predominately 40 years.

  (c) Reflects the amortization expense of deferred financing costs of $168 over the term of the bank credit facility used to finance the Acquisition (72 months) using the effective interest method, net of $1,319 of amortization expense recorded under the Company's previously existing credit agreement.

  (d) Reflects the additional interest expense incurred on the debt to finance the Acquisition and the incremental interest expense on the Company's and Matthew Clark's existing borrowings, resulting from the higher interest rate in the bank credit facility. The overall effective interest rate was 8.8% per annum.

  (e) Reflects the tax effect of the pro forma adjustments and the repatriation of profits, excluding the impact of nondeductible items, primarily goodwill, using an effective tax rate of 40%.

  (f) Does not reflect the extraordinary treatment for the after tax write-off of $11.6 million ($0.61 per diluted share), representing the net book value of bank fees resulting from the extinguishment of debt remaining under the Company's previously existing credit agreement, tax effected at the Company's historical rate of 41%.

                   CANANDAIGUA BRANDS, INC. AND SUBSIDIARIES

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                   Nine Month Period Ended November 30, 1998


                                      Matthew   Acquisition    Pro Forma for
                         Canandaigua   Clark(a) Adjustments   the Acquisition
                         -----------  --------  -----------   ---------------
                                                (in Thousands, except Per Share Data)
Gross sales............. $1,374,183   $661,151    $   --        $2,035,334
 Less--Excise taxes.....   (336,283)  (167,945)       --          (504,228)
                         ----------   --------    -------       ----------
   Net sales............  1,037,900    493,206        --         1,531,106
Cost of product sold....   (728,526)  (337,108)     1,404 (b)   (1,064,230)
                         ----------   --------    -------       ----------
   Gross profit.........    309,374    156,098      1,404          466,876
Selling, general and
 administrative
 expenses...............   (202,561)  (128,384)     1,846 (b)     (321,476)
                                                    6,672 (c)
                                                      951 (d)
Nonrecurring
 restructuring expense..        --     (18,271)       --           (18,271)
                         ----------   --------    -------       ----------
   Operating income.....    106,813      9,443     10,873          127,129
Interest expense, net...    (23,700)    (6,471)   (26,627)(e)      (56,798)
                         ----------   --------    -------       ----------
   Income before
    provision for income
    taxes...............     83,113      2,972    (15,754)(f)       70,331
Provision for income
 taxes..................    (34,076)    (4,205)    10,149 (d)      (28,132)
                         ----------   --------    -------       ----------
Net income.............. $   49,037   $ (1,233)   $(5,605)(g)   $   42,199
                         ==========   ========    =======       ==========
Share Data:
Earnings per common
 share:
Basic...................      $2.66        --         --        $     2.29
                         ==========                             ===========
Diluted.................      $2.60        --         --        $     2.24
                         ==========                             ===========
Weighted average common shares
 outstanding:
 Basic .................     18,412        --         --            18,412
 Diluted................     18,881        --         --            18,881


            See Notes to Unaudited Pro Forma Combined Financial Data

Notes to the Unaudited Pro Forma Combined Statements of Income for the Nine Months ended November 30, 1998


  (a) The financial statements of Matthew Clark for the nine month period were derived by adding the three month period ended April 30, 1998, to Matthew Clark's six month period ended October 31, 1998. The three month period ended April 30, 1998, was also included in the 1998 Pro Forma Statement of Income. Net sales and net income for the duplicated quarter is $153,858 and $3,555, respectively.

  (b) Reflects the adjusted depreciation expense related to the acquired property, plant and equipment of Matthew Clark on the assumption that the Acquisition had taken place on March 1, 1998. These assets have been restated at their estimated fair market values and depreciated using the Company's depreciation methods over the remaining useful lives of the assets. The decrease in depreciation expense of $3,250, as compared to that recorded by Matthew Clark, was allocated to cost of product sold and selling, general and administrative expenses as indicated.

  (c) Reflects a decrease in amortization expense of intangible assets of $6,672 based upon their appraised values, using the straight-line method and estimated useful lives, predominately 40 years.

  (d) Reflects the amortization expense of deferred financing costs of $126 over the term of the bank credit facility used to finance the Acquisition (72 months) using the effective interest method, net of $1,077 of amortization expense recorded under the Company's previously existing credit agreement.

  (e) Reflects the additional interest expense incurred on the debt to finance the Acquisition and the incremental interest expense on the Company's and Matthew Clark's existing borrowings, resulting from the higher interest rate in the bank credit facility. The overall effective interest rate was 8.8% per annum.

  (f) Reflects the tax effect of the pro forma adjustments and the repatriation of profits, excluding the impact of nondeductible items, primarily goodwill, using an effective tax rate of 40%.

  (g) Does not reflect the extraordinary treatment for the after tax write-off of $11.6 million ($0.61 per diluted share), representing the net book value of bank fees resulting from the extinguishment of debt remaining under the Company's previously existing credit agreement, tax effected at the Company's historical rate of 41%.

                   CANANDAIGUA BRANDS, INC. AND SUBSIDIARIES

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                  Twelve Month Period Ended November 30, 1998



                                                                 Pro Forma
                                        Matthew    Pro Forma      for the
                          Canandaigua    Clark(a)  Adjustments   Acquisition
                          -----------  ---------  -----------   -----------
                                            (in Thousands, except Per Share Data)
Gross sales.............  $1,754,168   $ 915,200   $    --      $ 2,669,368
 Less--Excise taxes.....    (433,718)   (236,835)       --         (670,553)
                          ----------   ---------   --------     -----------
   Net sales............   1,320,450     678,365        --        1,998,815
Cost of product sold....    (925,832)   (458,493)     1,569(b)   (1,382,756)
                          ----------   ---------   --------     -----------
   Gross profit.........     394,618     219,872      1,569         616,059
Selling, general and
 administrative
 expenses...............    (262,469)   (181,923)     1,880(b)     (432,342)
                                                      8,903(c)
                                                      1,267(d)
Nonrecurring
 restructuring expenses.         --      (18,280)       --          (18,280)
                          ----------   ---------   --------     -----------
   Operating income.....     132,149      19,669     13,619         165,437
Interest expense, net...     (32,004)     (8,893)   (35,246)(e)     (76,143)
                          ----------   ---------   --------     -----------
   Income before
    provision for income
    taxes...............     100,145      10,776    (21,627)(f)      89,294
Provision for income
 taxes..................     (41,059)     (7,645)    12,986 (d)     (35,718)
                          ----------   ---------   --------     -----------
Net income..............  $   59,086   $   3,131   $ (8,641)(g) $    53,576
                          ==========   =========   ========     ===========
Share Data:
Earnings per common
 share:
Basic...................  $     3.21         --         --      $       2.90
                          ==========                            ============
Diluted.................  $     3.13         --         --      $       2.82
                          ==========                            ============
Weighted average common
 shares outstanding:
 Basic..................      18,412         --         --            18,484
 Diluted................      18,881         --         --            18,967


            See Notes to Unaudited Pro Forma Combined Financial Data

Notes to the Unaudited Pro Forma Combined Statements of Income for the Twelve Months ended November 30, 1998


  (a) The financial statements of Matthew Clark for the twelve month period were derived by adding the six month period ended April 30, 1998 to Matthew Clark's six month period ended October 31, 1998. The six month period ended April 30, 1998 was also included in the 1998 Pro Forma Statement of Income. Net sales and Net Income (loss) for the duplicated six months is $339,017 and $7,919, respectively.

  (b) Reflects the adjusted depreciation expense related to the acquired property, plant and equipment of Matthew Clark on the assumption that the Acquisition had taken place on December 1, 1997. These assets have been restated at their estimated fair market values and depreciated using the Company's depreciation methods over the remaining useful lives of the assets. The decrease in depreciation expense of $3,449, as compared to that recorded by Matthew Clark, was allocated to cost of product sold and selling, general and administrative expenses as indicated.

  (c) Reflects a decrease in amortization expense of intangible assets of $8,903 based upon their appraised values, using the straight-line method and estimated useful lives, predominately 40 years.

  (d) Reflects the amortization expense of deferred financing costs of $168 over the term of the bank credit facility used to finance the Acquisition (72 months) using the effective interest method, net of $1,435 of amortization expense recorded under the Company's previously existing credit agreement.

  (e) Reflects the additional interest expense incurred on the debt to finance the Acquisition and the incremental interest expense on the Company's and Matthew Clark's existing borrowings, resulting from the higher interest rate in the bank credit facility. The overall effective interest rate was 8.8% per annum.

  (f) Reflects the tax effect of the pro forma adjustments and the repatriation of profits, excluding the impact of nondeductible items, primarily goodwill, using an effective tax rate of 40%.

  (g) Does not reflect the extraordinary treatment for the after tax write-off of $11.6 million ($0.61 per diluted share), representing the net book value of bank fees resulting from the extinguishment of debt remaining under the Company's previously existing credit agreement, tax effected at the Company's historical rate of 41%.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        CANANDAIGUA BRANDS, INC.

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Senior Vice
                                             President and Chief Financial
                                             Officer


                                  SUBSIDIARIES


                                        BATAVIA WINE CELLARS, INC.

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA WINE COMPANY, INC.

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA EUROPE LIMITED

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA LIMITED

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Director
                                             (Principal Financial Officer and
                                             Principal Accounting Officer)


                                        POLYPHENOLICS, INC.

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer

                                        ROBERTS TRADING CORP.

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        BARTON INCORPORATED

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BRANDS, LTD.

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BEERS, LTD.

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BRANDS OF CALIFORNIA, INC.

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BRANDS OF GEORGIA, INC.

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON DISTILLERS IMPORT CORP.

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON FINANCIAL CORPORATION

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President

                                        STEVENS POINT BEVERAGE CO.

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        MONARCH IMPORT COMPANY

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        THE VIKING DISTILLERY, INC.

Dated:  February 12, 1999               By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President

                                INDEX TO EXHIBITS

(1)  UNDERWRITING AGREEMENT

     Not Applicable.

(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

     Not Applicable.

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

     Not Applicable.

(16) LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

     Not Applicable.

(17) LETTER RE DIRECTOR RESIGNATION

     Not Applicable.

(20) OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

     Not Applicable.

(23) CONSENTS OF EXPERTS AND COUNSEL

23.1 Consent of KPMG Audit Plc (filed herewith).

(24) POWER OF ATTORNEY

     Not Applicable.

(27) FINANCIAL DATA SCHEDULE

     Not Applicable.

(99) ADDITIONAL EXHIBITS

     None